EXHIBIT 10.4-14

TEGNA INC.

DEFERRED COMPENSATION PLAN

RULES FOR POST-2004 DEFERRALS

Restated as of January 1, 2005

Amendment No. 13

TEGNA Inc. (the “Company”) hereby amends the TEGNA Inc. Deferred Compensation Plan, Rules for Post-2004 Deferrals, restated as of January 1, 2005, as amended (the “Plan”), as follows:

1.
Effective December 1, 2024, Section 2.4 is amended by adding the following provision to the end of such Section:

Notwithstanding any provision to the contrary, effective December 1, 2024, Plan Participants shall not be permitted to make any new deferral elections under the Plan. All deferral elections made before that date shall be honored consistent with the terms of the Plan.

IN WITNESS WHEREOF, TEGNA Inc. has caused this Amendment to be executed by its duly authorized officer as of December 9, 2024.

TEGNA INC.

By:
Name:	Jeffrey Newman
Title:	Senior Vice President/Chief HR Officer